CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of HSBC Funds of our report dated December 21, 2021, relating to the financial statements and financial highlights, which appears in HSBC Opportunity Portfolio’s Annual Report on Form N-CSR for the year ended October 31, 2021. We also consent to the references to us under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York
February 28, 2022